MATERION CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS AND PROVIDES FIRST QUARTER 2021 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio – February 18, 2021 - Materion Corporation (NYSE: MTRN) today reported fourth quarter and full-year 2020 financial results, provided first quarter 2021 earnings guidance, and provided an update on key strategic initiatives.

Fourth Quarter 2020 Highlights

•Net sales were $339.7 million compared to $287.2 million in the third quarter; value-added sales increased 14% sequentially to $190.8 million

•Net income of $0.39 per share, diluted; adjusted earnings of $0.70 per share (including a $.06 per share increase from the change to FIFO accounting), up for the third consecutive quarter

•Advanced several key strategic initiatives including:
•Completed full quarter of shipments for the new precision clad engineered strip project
•Continued Optics Balzers integration, creating a world leader in precision optics
•Completed closure of LAC business; and
•Finalized restructuring in PAC to streamline operations and improve cost structure

“Our primary concern throughout the global pandemic has been for the health, safety and well-being of our people, while ensuring the continuity of essential operations to deliver for our customers. We continue to be guided by the recommendations of both national and global healthcare organizations in making important COVID-19 decisions,” said Jugal Vijayvargiya, President and Chief Executive Officer.

Mr. Vijayvargiya continued, “I am very pleased with the team’s performance in the fourth quarter, as we delivered sales and earnings growth for the third consecutive quarter and continued to execute on our key strategic initiatives. The significant precision clad engineered strip growth opportunity remains on schedule. To date, we have received $58.8 million of prepayments from the customer in support of our new manufacturing facility. In addition, we made meaningful progress on a number of other strategic initiatives that are important for our future.”

FOURTH QUARTER 2020 RESULTS

Net sales for the fourth quarter of 2020 were $339.7 million, compared to $280.2 million in the prior year fourth quarter. Fourth quarter value-added sales of $190.8 million were up 14% from the third quarter of 2020. Strong performance in the defense and semiconductor end markets, sales to the new precision clad engineered strip customer and final sales of blood glucose test strip products from our LAC business drove the growth on a sequential basis.

Operating profit for the fourth quarter was $6.8 million, and net income was $8.1 million, or $0.39 per diluted share, compared to an operating loss of $0.6 million and net income of $5.5 million in the third quarter. The fourth quarter operating results include a pretax adjustment of $1.6 million of income related to the Company’s decision to change from the last-in, first out (LIFO) method of inventory accounting to the first-in, first out (FIFO) method of inventory accounting. The change was made to reflect more closely the physical flow of goods, to provide more uniformity across a significant majority of the Company’s inventory and to improve comparability with peers. Prior quarters were also adjusted to reflect this accounting change (detailed in the attached tables).

Excluding special items (detailed in the attached tables), adjusted earnings before interest and tax expense were $18.7 million in the fourth quarter, an increase of $4.6 million versus the third quarter, $2.9 million of which resulted from the change from LIFO to FIFO inventory accounting. Improved sales performance was the primary driver of the balance of the increase. Adjusted net income was $14.4 million, or $0.70 per diluted share, an increase of 40% compared to $0.50 per share in the third quarter.

FULL-YEAR 2020 RESULTS

Net sales were $1.2 billion, flat versus 2019. Value-added sales of $678.6 million were down 8% from $733.7 million from the prior year. Strong performance in the semiconductor end market and incremental sales related to the acquisition of Optics Balzers were more than offset by reduced demand throughout 2020 in several of our other key end markets due to the ongoing COVID-19 pandemic, particularly in the aerospace and defense, energy, and industrial end markets.

Operating profit for the full year was $8.2 million, and net income was $15.5 million, or $0.75 per diluted share, compared to operating profit of $70.5 million and net income of $53.4 million, or $2.59 per share, in 2019.

Excluding special items (detailed in the attached tables), adjusted earnings before interest and tax expense were $55.4 million in 2020, down from the prior year amount of $85.8 million. The year over year decrease in earnings was primarily driven by lower volume, partially offset by aggressive cost control efforts. Adjusted net income was $41.8 million, or $2.03 per diluted share, as compared to $3.32 per diluted share in 2019.

OUTLOOK

Predicting full year demand levels continues to be extremely challenging with the ongoing COVID-19 pandemic. As a result, we are providing guidance for the first quarter of 2021. Based on current demand levels, we expect adjusted earnings per diluted share in the first quarter to be in the range of $0.58 to $0.62 per share, an increase of over 50% from the first quarter of 2020.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 18, 2021. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until March 4, 2021 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 39478. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns and sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses, including the integration of Optics Balzers; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions, including, without limitation, the acquisition of Optics Balzers being accretive in the expected timeframe or at all; our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic; and the risk factors set forth in Part 1, Item 1A of our 2019 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the second quarter 2020.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact: Media Contact:
Stephen F. Shamrock John G. McCloskey
(216) 383-4010 (216) 383-6835
stephen.shamrock@materion.com john.mccloskey@materion.com
https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2020	December 31, 2019*	December 31, 2020	December 31, 2019*
Net sales	$339,689	$280,161	$1,176,274	$1,185,424
Cost of sales	283,892	225,679	983,641	922,734
Gross margin	55,797	54,482	192,633	262,690
Selling, general, and administrative expense	34,671	31,397	133,963	147,164
Research and development expense	6,179	5,207	20,283	18,271
Goodwill impairment charges	—	—	9,053	11,560
Asset impairment charges	(294)	—	1,419	2,581
Restructuring expense	4,093	—	11,237	785
Other — net	4,320	1,829	8,463	11,783
Operating profit	6,828	16,049	8,215	70,546
Other non-operating (income) expense—net	(1,068)	(53)	(3,939)	3,431
Interest expense — net	1,040	177	3,879	1,579
Income before income taxes	6,856	15,925	8,275	65,536
Income tax (benefit) expense	(1,210)	1,579	(7,187)	12,142
Net income	$8,066	$14,346	$15,462	$53,394
Basic earnings per share:
Net income per share of common stock	$0.40	$0.70	$0.76	$2.62
Diluted earnings per share:
Net income per share of common stock	$0.39	$0.69	$0.75	$2.59
Weighted-average number of shares of common stock outstanding:
Basic	20,328	20,404	20,338	20,365
Diluted	20,606	20,692	20,603	20,655
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	December 31, 2020	December 31, 2019*
Assets
Current assets
Cash and cash equivalents	$25,878	$125,007
Accounts receivable, net	166,447	154,751
Inventories, net	250,778	236,253
Prepaid and other current assets	20,896	21,736
Total current assets	463,999	537,747
Deferred income taxes	3,134	1,666
Property, plant, and equipment	998,312	916,965
Less allowances for depreciation, depletion, and amortization	(688,626)	(684,689)
Property, plant, and equipment—net	309,686	232,276
Operating lease, right-of-use assets	62,089	23,413
Intangible assets	54,672	6,380
Other assets	19,364	17,937
Goodwill	144,916	79,011
Total Assets	$1,057,860	$898,430
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$1,937	$868
Accounts payable	55,640	43,206
Salaries and wages	18,809	41,167
Other liabilities and accrued items	40,887	32,477
Income taxes	1,898	1,342
Unearned revenue	7,713	3,380
Total current liabilities	126,884	122,440
Other long-term liabilities	14,313	11,560
Operating lease liabilities	56,761	18,091
Finance lease liabilities	20,539	17,424
Retirement and post-employment benefits	41,877	32,466
Unearned income	86,761	32,891
Long-term income taxes	2,689	3,451
Deferred income taxes	15,864	13,104
Long-term debt	36,542	1,260
Shareholders’ equity	655,630	645,743
Total Liabilities and Shareholders’ Equity	$1,057,860	$898,430
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	(Unaudited)
(Thousands)	2020	2019*
Cash flows from operating activities:
Net income	$15,462	$53,394
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	42,384	41,116
Amortization of deferred financing costs in interest expense	790	962
Stock-based compensation expense (non-cash)	5,528	7,170
Amortization of pension and post-retirement costs	(151)	386
Loss on sale of property, plant, and equipment	466	344
Deferred income tax (benefit) expense	(9,850)	3,945
Impairment charges	10,472	14,141
Net pension curtailments and settlements	94	3,328
Changes in assets and liabilities, net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(707)	(23,933)
Decrease (increase) in inventory	(1,288)	20,485
Decrease (increase) in prepaid and other current assets	2,475	869
Increase (decrease) in accounts payable and accrued expenses	(21,877)	(18,575)
Increase (decrease) in unearned revenue	2,935	(2,538)
Increase (decrease) in interest and taxes payable	(157)	(805)
Increase (decrease) in unearned income due to customer prepayments	54,103	4,733
Domestic pension plan contributions	—	(4,500)
Other-net	378	(1,300)
Net cash provided by operating activities	101,057	99,222
Cash flows from investing activities:
Payments for acquisition, net of cash acquired	(130,715)	—
Payments for purchase of property, plant, and equipment	(67,274)	(24,251)
Payments for mine development	—	(2,277)
Proceeds from settlement of currency exchange contract	3,249	—
Proceeds from sale of property, plant, and equipment	33	44
Net cash used in investing activities	(194,707)	(26,484)
Cash flows from financing activities:
Short-term debt under revolving credit agreement, net	34,000	—
Repayment of long-term debt	(20,634)	(823)
Principal payments under finance lease obligations	(2,213)	(1,200)
Cash dividends paid	(9,257)	(8,856)
Deferred financing costs	—	(2,130)
Repurchase of common stock	(6,766)	(199)
Payments of withholding taxes for stock-based compensation awards	(2,221)	(4,846)
Net cash used in financing activities	(7,091)	(18,054)
Effects of exchange rate changes	1,612	(322)
Net change in cash and cash equivalents	(99,129)	54,362
Cash and cash equivalents at beginning of period	125,007	70,645
Cash and cash equivalents at end of period	$25,878	$125,007
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	Fourth Quarter Ended		Third Quarter Ended	Year Ended
(Millions)	December 31, 2020	December 31, 2019*	September 25, 2020*	December 31, 2020	December 31, 2019*
Net Sales
Performance Alloys and Composites	$102.3	$107.2	$91.2	$394.2	$500.2
Advanced Materials	195.0	148.8	165.6	670.9	573.8
Precision Optics	42.4	24.2	30.4	111.2	111.4
Other	—	—	—	—	—
Total	$339.7	$280.2	$287.2	$1,176.3	$1,185.4

Less: Pass-through Metal Cost
Performance Alloys and Composites	$12.3	$15.9	$9.3	$48.9	$72.1
Advanced Materials	132.6	96.0	108.0	436.9	349.5
Precision Optics	3.6	5.0	2.1	9.3	24.1
Other	0.4	0.8	0.3	2.6	6.0
Total	$148.9	$117.7	$119.7	$497.7	$451.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$90.0	$91.3	$81.9	$345.3	$428.1
Advanced Materials	62.4	52.8	57.6	234.0	224.3
Precision Optics	38.8	19.2	28.3	101.9	87.3
Other	(0.4)	(0.8)	(0.3)	(2.6)	(6.0)
Total	$190.8	$162.5	$167.5	$678.6	$733.7

Gross Margin
Performance Alloys and Composites	$20.9	$28.8	$16.3	$82.0	$151.6
Advanced Materials	20.9	17.1	18.7	73.8	78.6
Precision Optics	13.8	7.0	10.2	37.2	35.8
Other	0.2	1.6	0.1	(0.4)	(3.3)
Total	$55.8	$54.5	$45.3	$192.6	$262.7

Operating Profit (Loss)
Performance Alloys and Composites	$3.7	$13.0	$(0.4)	$13.6	$73.8
Advanced Materials	6.7	5.4	5.7	22.1	25.1
Precision Optics	1.7	1.6	1.4	(4.4)	(3.5)
Other	(5.3)	(3.9)	(7.3)	(23.1)	(24.9)
Total	$6.8	$16.1	$(0.6)	$8.2	$70.5
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.

	Fourth Quarter Ended		Third Quarter Ended	Year Ended
(Millions)	December 31, 2020	December 31, 2019*	September 25, 2020*	December 31, 2020	December 31, 2019*
Special Items
Performance Alloys and Composites	$8.1	$—	$9.9	$25.8	$—
Advanced Materials	0.5	—	0.1	1.3	—
Precision Optics	2.5	—	1.9	15.5	14.5
Other	(0.3)	0.5	1.7	0.7	0.9
Total	$10.8	$0.5	$13.6	$43.3	$15.4

Operating Profit (Loss) Excluding Special Items
Performance Alloys and Composites	$11.8	$13.0	$9.5	$39.4	$73.8
Advanced Materials	7.2	5.4	5.8	23.4	25.1
Precision Optics	4.2	1.6	3.3	11.1	11.0
Other	(5.6)	(3.4)	(5.6)	(22.4)	(24.0)
Total	$17.6	$16.6	$13.0	$51.5	$85.9

Non-Operating (Income) Expense
Performance Alloys and Composites	$0.1	$0.1	$0.2	$0.6	$0.7
Advanced Materials	—	—	—	0.1	—
Precision Optics	(0.1)	—	(0.2)	(0.3)	—
Other	(1.1)	(0.2)	(1.1)	(4.3)	2.7
Total	$(1.1)	$(0.1)	$(1.1)	$(3.9)	$3.4

Non-Operating (Income) Expense Special Items
Other	$—	$—	$—	$—	$3.3
Total	$—	$—	$—	$—	$3.3

EBIT Excluding Special Items
Performance Alloys and Composites	$11.7	$12.9	$9.3	$38.8	$73.1
Advanced Materials	7.2	5.4	5.8	23.3	25.1
Precision Optics	4.3	1.6	3.5	11.4	11.0
Other	(4.5)	(3.2)	(4.5)	(18.1)	(23.4)
Total	$18.7	$16.7	$14.1	$55.4	$85.8
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Fourth Quarter Ended		Third Quarter Ended	Year Ended
(Millions except per share amounts)	December 31, 2020	December 31, 2019*	September 25, 2020*	December 31, 2020	December 31, 2019*
GAAP as Reported
Net sales	$339.7	$280.2	$287.2	$1,176.3	$1,185.4
Operating profit (loss)	6.8	16.1	(0.6)	8.2	70.5
Non-operating (income) expense	(1.1)	(0.1)	(1.1)	(3.9)	3.4
Net income	8.1	14.3	5.5	15.5	53.4
Shares outstanding - Diluted	20,606	20,692	20,592	20,603	20,655
EPS - Diluted	$0.39	$0.69	$0.27	$0.75	$2.59

Operating Profit Special Items
Impairment charges	$(0.3)	$—	$—	$10.5	$14.1
Mine development costs	5.6	—	7.3	12.9	—
Forfeiture of non-cash stock-based compensation	(0.6)	—	(1.5)	(2.1)	—
Non-cash inventory adjustment	—	—	—	1.3	—
Cost reduction initiatives	4.5	—	2.6	11.7	0.8
COVID-19 related costs	0.4	—	0.8	4.1	—
Merger and acquisition costs	1.0	0.4	5.5	8.0	0.4
Foreign currency hedge gain	—	—	(1.1)	(3.3)	—
Legacy legal & environmental costs	0.2	0.1	—	0.2	0.1
Total Operating Profit Special Items	$10.8	$0.5	$13.6	$43.3	$15.4
Operating Profit Special Items - net of tax	$8.3	$0.4	$10.6	$33.4	$12.7
Non-Operating Expense Special Items	$—	$—	$—	$—	$3.3
Non-Operating Expense Special Items - net of tax	$—	$—	$—	$—	$2.6
Tax Special Items	$(2.0)	$(1.1)	$(5.8)	$(7.1)	$(0.1)
Special items per diluted share	$0.31	$(0.03)	$0.23	$1.28	$0.73

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$190.8	$162.5	$167.5	$678.6	$733.7
Operating profit	17.6	16.6	13.0	51.5	85.9
Operating profit % of VA	9.2%	10.2%	7.8%	7.6%	11.7%
EBIT	18.7	16.7	14.1	55.4	85.8
EBIT % of VA	9.8%	10.3%	8.4%	8.2%	11.7%
Net income	14.4	13.6	10.3	41.8	68.6
EPS - Diluted	$0.70	$0.66	$0.50	$2.03	$3.32
*Prior periods have been adjusted to reflect the change in inventory method, as described in the attached press release.
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, mine development costs, forfeiture of certain non-cash stock-based compensation, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, merger and acquisition costs, foreign currency hedge gains, legacy legal and environmental costs, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Fourth Quarter Ended			Year Ended
(Millions)	December 31, 2020	December 31, 2019	% Change	December 31, 2020	December 31, 2019	% Change
Materion Corporation
Semiconductor	$43.1	$35.8	20.4%	$161.8	$144.2	12.2%
Industrial	33.9	28.2	20.2%	124.1	133.1	(6.8)%
Aerospace and Defense	24.6	34.8	(29.3)%	87.0	127.0	(31.5)%
Consumer Electronics	17.7	15.7	12.7%	57.6	65.8	(12.5)%
Automotive	17.2	13.7	25.5%	58.1	59.7	(2.7)%
Energy	12.1	14.2	(14.8)%	49.1	70.1	(30.0)%
Telecom and Data Center	9.5	9.5	—%	38.2	54.1	(29.4)%
Other	32.7	10.6	208.5%	102.7	79.7	28.9%
Total	$190.8	$162.5	17.4%	$678.6	$733.7	(7.5)%
Performance Alloys and Composites
Semiconductor	$1.1	$0.8	4.2%	$4.2	$5.2	(19.2)%
Industrial	20.1	21.0	(4.3)%	84.1	96.8	(13.1)%
Aerospace and Defense	19.6	28.1	(30.2)%	64.2	103.4	(37.9)%
Consumer Electronics	9.6	10.9	(11.9)%	45.0	47.3	(4.9)%
Automotive	13.2	11.6	13.8%	48.8	51.9	(6.0)%
Energy	3.3	7.4	(55.4)%	18.4	36.7	(49.9)%
Telecom and Data Center	9.5	9.2	3.3%	37.7	53.3	(29.3)%
Other	13.6	2.3	491.3%	42.9	33.5	28.1%
Total	$90.0	$91.3	(1.4)%	$345.3	$428.1	(19.3)%
Advanced Materials
Semiconductor	$42.0	$34.5	21.7%	$157.1	$138.4	13.5%
Industrial	6.4	4.3	48.8%	21.9	22.0	(0.5)%
Aerospace and Defense	0.7	0.9	(22.2)%	3.2	2.9	10.3%
Consumer Electronics	0.1	0.1	—%	0.2	0.3	(33.3)%
Automotive	1.5	2.0	(25.0)%	5.8	6.8	(14.7)%
Energy	8.8	6.9	27.5%	30.6	33.4	(8.4)%
Telecom and Data Center	—	0.3	(100.0)%	0.5	0.8	(37.5)%
Other	2.9	3.8	(23.7)%	14.7	19.7	(25.4)%
Total	$62.4	$52.8	18.2%	$234.0	$224.3	4.3%
Precision Optics
Semiconductor	$—	$0.5	(100.0)%	$0.5	$0.7	(28.6)%
Industrial	7.4	2.9	155.2%	18.1	14.3	26.6%
Aerospace and Defense	4.4	5.8	(24.1)%	19.5	20.7	(5.8)%
Consumer Electronics	8.1	4.7	72.3%	21.6	18.2	18.7%
Automotive	2.4	0.1	2,300.0%	3.5	1.0	250.0%
Energy	—	—	—%	—	—	—%
Telecom and Data Center	—	—	—%	—	—	—%
Other	16.5	5.2	217.3%	38.7	32.4	19.4%
Total	$38.8	$19.2	102.1%	$101.9	$87.3	16.7%

Eliminations	$(0.4)	$(0.8)		$(2.6)	$(6.0)

Attachment 7
Quarterly Data LIFO vs. FIFO
(Unaudited)

(Thousands except per share amounts)
	First Quarter 2020			Second Quarter 2020
Selected Items	Previously Reported	As Adjusted	Adjustment	Previously Reported	As Adjusted	Adjustment
Cost of sales	$232,371	$233,376	$1,005	$223,378	$224,513	$1,135
Gross margin	45,575	44,570	(1,005)	48,090	46,955	(1,135)
Operating (loss) profit	(4,563)	(5,568)	(1,005)	8,706	7,571	(1,135)
(Loss) Income before income taxes	(3,865)	(4,870)	(1,005)	8,298	7,163	(1,135)
Income tax (benefit) expense	(762)	(992)	(230)	1,620	1,360	(260)
Net (loss) income	(3,103)	(3,878)	(775)	6,678	5,803	(875)
Basic earnings per share:
Net (loss) income per share of common stock	$(0.15)	$(0.19)	$(0.04)	$0.33	$0.29	$(0.04)
Diluted earnings per share:
Net (loss) income per share of common stock	$(0.15)	$(0.19)	$(0.04)	$0.32	$0.28	$(0.04)

	Third Quarter 2020			Fourth Quarter 2020
Selected Items	Previously Reported	As Adjusted	Adjustment	As Computed Under LIFO	As Reported	Difference
Cost of sales	$240,531	$241,860	$1,329	$285,442	$283,892	$(1,550)
Gross margin	46,640	45,311	(1,329)	54,247	55,797	1,550
Operating (loss) profit	713	(616)	(1,329)	5,278	6,828	1,550
(Loss) Income before income taxes	455	(874)	(1,329)	5,306	6,856	1,550
Income tax (benefit) expense	(6,041)	(6,345)	(304)	(1,565)	(1,210)	355
Net income	6,496	5,471	(1,025)	6,871	8,066	1,195
Basic earnings per share:
Net income per share of common stock	$0.32	$0.27	$(0.05)	$0.34	$0.40	$0.06
Diluted earnings per share:
Net income per share of common stock	$0.32	$0.27	$(0.05)	$0.33	$0.39	$0.06

	First Quarter 2019			Second Quarter 2019
Selected Items	Previously Reported	As Adjusted	Adjustment	Previously Reported	As Adjusted	Adjustment
Cost of sales	$232,129	$231,835	$(294)	$228,249	$225,846	$(2,403)
Gross margin	69,312	69,606	294	69,594	71,997	2,403
Operating profit	21,387	21,681	294	22,750	25,153	2,403
Income before income taxes	20,676	20,970	294	19,138	21,541	2,403
Income tax expense	3,770	3,837	67	3,598	4,148	550
Net income	16,906	17,133	227	15,540	17,393	1,853
Basic earnings per share:
Net income per share of common stock	$0.83	$0.85	$0.02	$0.76	$0.85	$0.09
Diluted earnings per share:
Net income per share of common stock	$0.82	$0.83	$0.01	$0.75	$0.84	$0.09

	Third Quarter 2019			Fourth Quarter 2019
Selected Items	Previously Reported	As Adjusted	Adjustment	Previously Reported	As Adjusted	Adjustment
Cost of sales	$240,748	$239,374	$(1,374)	$225,154	$225,679	$525
Gross margin	65,231	66,605	1,374	55,007	54,482	(525)
Operating profit	6,289	7,663	1,374	16,574	16,049	(525)
Income before income taxes	5,726	7,100	1,374	16,450	15,925	(525)
Income tax expense	2,263	2,578	315	1,699	1,579	(120)
Net income	3,463	4,522	1,059	14,751	14,346	(405)
Basic earnings per share:
Net income per share of common stock	$0.17	$0.22	$0.05	$0.72	$0.70	$(0.02)
Diluted earnings per share:
Net income per share of common stock	$0.17	$0.22	$0.05	$0.71	$0.69	$(0.02)